Exhibit 99.2

Date: June 28, 2024

Bluejay Diagnostics Announces Closing of $8.75 Million Underwritten Public Offering

ACTON, Mass., June 28, 2024 -- Bluejay Diagnostics, Inc. (NASDAQ: BJDX) (“Bluejay” or the “Company”), a medical technology company developing rapid diagnostics on its Symphony platform to improve patient outcomes in critical care settings, today announced the closing of a firm commitment underwritten public offering with gross proceeds to the Company expected to be approximately $8.75 million, before deducting underwriting discounts and other estimated expenses payable by the Company. The base offering consisted of 5,368,098 Common Units or Prefunded Units, each Unit consisting of one share of the Company’s common stock (“Common Stock”) or one pre-funded warrant to purchase one share of Common Stock (each, a “Prefunded Warrant”), two Class C warrants each to purchase one share of our common stock (each, a “Class C Warrant”) and one Class D Warrant to purchase such number of shares of common stock as determined in the Class D Warrant (each, a “Class D Warrant” and together with the Class C Warrants, the “Common Warrants”). The purchase price of each Common Unit is $1.63, and the purchase price of each Prefunded Unit is $1.6299 (which is equal to the public offering price per Common Unit minus $0.0001). The Prefunded Warrants will be immediately exercisable and may be exercised at any time until all the Prefunded Warrants are exercised in full.

The Class C Warrants, which will not be exercisable until approval by the Company’s stockholders, will have an initial exercise price of $1.96 per share, and will expire five (5) years from the date of such stockholder approval. Each Class D Warrant will be exercisable immediately. The exercise price and number of shares of Common Stock issuable under the Class D Warrants are subject to adjustment as described in the Class D Warrant. The Company intends to use the net proceeds from the offering to (i) repay $2.3 million in outstanding debt that will be due and payable upon consummation of the offering and (ii) fund matters related to obtaining FDA approval (including clinical studies related thereto), as well as for other research and development activities, and for general working capital needs.

In addition, the Company has granted Aegis Capital Corp. a 45-day option to purchase additional shares of Common Stock and/or Common Warrants, representing up to 15% of the number of securities sold in the offering, solely to cover over-allotments, if any.

The closing of the offering occurred on June 28, 2024, subject to the satisfaction of customary closing conditions.

Aegis Capital Corp. acted as the underwriter for the offering. Hogan Lovells US LLP acted as counsel to the Company for the offering. Kaufman & Canoles, P.C. served as counsel to Aegis Capital Corp. for the offering.

The securities described above were offered pursuant to a registration statement on Form S-1 (File No. 333-280253) originally filed with the Securities and Exchange Commission (“SEC”) on June 17, 2024, as amended, and which registration statement became effective on June 26, 2024. The offering was made only by means of a prospectus, which forms a part of the effective registration statement. Electronic copies of the final prospectus may be obtained for free on the SEC’s website located at http://www.sec.gov and may also be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010. Before investing in this offering, interested parties should read in their entirety the registration statement and the preliminary prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such registration statement and the preliminary prospectus, which provide more information about the Company and the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Bluejay Diagnostics:

Bluejay Diagnostics, Inc. is a medical diagnostics company focused on improving patient outcomes using its Symphony System, a cost-effective, rapid, near-patient testing system for sepsis triage and monitoring of disease progression. Bluejay’s first product candidate, an IL-6 Test for sepsis, is designed to provide accurate, reliable results in approximately 20 minutes from ‘sample-to-result’ to help medical professionals make earlier and better triage/treatment decisions. More information is available at www.bluejaydx.com.

Forward-Looking Statements:

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Litigation Reform Act. Forward-looking statements in this press release include, without limitation, statements pertaining to the completion of the offering, the satisfaction of customary closing conditions related to the offering and the intended use of proceeds from the offering. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “suggest”, “will,” and similar expressions. The Company has based these forward-looking statements on its current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements the Company makes. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including market and other conditions and those discussed under item 1A. “Risk Factors” in our most recently filed Form 10-K filed with the Securities and Exchange Commission, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q. You should not place undue reliance on these forward-looking statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may not occur or may be materially different from any future results or performance suggested by the forward-looking statements in this release. This press release speaks as of the date indicated above. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any future changes in the Company’s expectations of results or any future change in events, except as required by law.

Investor Contact:
Neil Dey
Bluejay Diagnostics, Inc.
neil.dey@bluejaydx.com
978-631-0310

Website: www.bluejaydx.com